                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAY-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                        93-2A                  93-2C                93-2D               93-2E.A
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    12,151,365.04   $    32,629,846.18   $    21,804,493.00   $    14,619,873.07
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        23,963.23            62,784.17           282,957.56           181,557.71
  Additional Principal Distribution                      126,298.21            11,567.74            20,722.95             4,631.92
  Liquidations Distribution                            1,714,201.69         2,348,184.79         1,140,971.84            26,210.79
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
         Ending Security Balance                 $    10,286,901.91   $    30,207,309.48   $    20,359,840.65   $    14,407,472.65
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $        67,770.43   $       190,197.87   $       118,604.13   $        81,048.73
Compensating Interest                                      8,182.10             8,189.79             3,701.83                27.08

  Trustee Fee (Tx. Com. Bk.)                                 136.70               407.87               272.56               158.38
  Pool Insurance Premium (PMI Mtg. Ins.)                         --                   --                   --             3,216.37
  Pool Insurance (GE Mort. Ins.)                           2,940.63                   --             3,510.52                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                  577.19                   --                   --                   --
  Bond Manager Fee (Capstead)                                192.40               407.87               317.98               182.75
  Excess Compensating Interest (Capstead)                        --                   --                   --                   --
  Administrative Fee (Capstead)                              329.13             1,359.62               681.40               517.82
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                      --                   --                   --                   --
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                      Total Fees                           4,176.05             2,175.36             4,782.46             4,075.32
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                             3,547.32             8,444.50             6,004.90             3,924.77
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
     Total Interest Distribution                 $        83,675.90   $       209,007.52   $       133,093.32   $        89,075.90
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                       46                  132                  141                   94
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.500642             7.295934             6.731051             6.654707

                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAY-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                        93-2E.B                93-2G              1996-C.1             1996-C.2
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    40,395,918.40   $    60,289,871.68   $     2,316,914.89   $     6,669,904.55
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        73,990.69           117,998.81             3,783.77            13,823.57
  Additional Principal Distribution                        9,023.87            43,727.99               205.83               306.60
  Liquidations Distribution                            2,323,690.88         3,318,632.83                   --           195,442.03
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
         Ending Security Balance                 $    37,989,212.96   $    56,809,512.05   $     2,312,925.29   $     6,460,332.35
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $       229,919.73   $       345,504.75   $        11,817.56   $        32,844.39
Compensating Interest                                      9,466.38            12,248.51                   --               941.17

  Trustee Fee (Tx. Com. Bk.)                                 437.62               678.26                28.96                55.58
  Pool Insurance Premium (PMI Mtg. Ins.)                   8,887.10                   --                   --                   --
  Pool Insurance (GE Mort. Ins.)                                 --                   --               667.27                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                      --                   --                   --                   --
  Bond Manager Fee (Capstead)                                504.95               753.62                   --                   --
  Excess Compensating Interest (Capstead)                        --                   --                   --                   --
  Administrative Fee (Capstead)                            1,430.75             2,512.05               115.84               138.96
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                      --                   --                53.10                   --
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                      Total Fees                          11,260.42             3,943.93               865.17               194.54
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                            10,121.02            15,259.72               724.05             1,513.70
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
     Total Interest Distribution                 $       260,767.55   $       376,956.91   $        13,406.78   $        35,493.80
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                      148                  231                   11                   34
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.111197             7.120664              6.12067             6.078449

                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAY-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                        1996-C.3
                                                 ------------------
BEGINNING SECURITY BALANCE                       $     4,257,700.66
  Loans Repurchased                                              --
  Scheduled Principal Distribution                         6,522.36
  Additional Principal Distribution                          234.22
  Liquidations Distribution                                      --
  Accelerated Prepayments                                        --
  Adjustments (Cash)                                             --
  Adjustments (Non-Cash)                                         --
  Losses/Foreclosures                                            --
  Special Hazard Account                                         --
                                                 ------------------
         Ending Security Balance                 $     4,250,944.08
                                                 ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $        21,522.05
Compensating Interest                                            --

  Trustee Fee (Tx. Com. Bk.)                                  35.48
  Pool Insurance Premium (PMI Mtg. Ins.)                         --
  Pool Insurance (GE Mort. Ins.)                                 --
  Pool Insurance (United Guaranty Ins.)                    1,585.99
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --
  Special Hazard Insurance (Comm. and Ind.)                      --
  Bond Manager Fee (Capstead)                              1,091.23
  Excess Compensating Interest (Capstead)                        --
  Administrative Fee (Capstead)                              182.87
  Administrative Fee (Other)                                     --
  Excess-Fees                                                    --
  Special Hazard Insurance (Aetna Casualty)                  123.11
  Other                                                          --
                                                 ------------------
                      Total Fees                           3,018.68
                                                 ------------------
 Servicing Fee                                             1,330.53
 Interest on Accelerated Prepayments                             --
                                                 ------------------
     Total Interest Distribution                 $        25,871.26
                                                 ==================
LOAN COUNT                                                       20
WEIGHTED AVERAGE PASS-THROUGH RATE                         6.373378